UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2014
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2014, Tesoro Corporation (“Tesoro” or “the Company”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Tesoro Refining & Marketing Company LLC (“TRMC”), Tesoro Alaska Company LLC (“TAC”), Tesoro Logistics GP, LLC (the “General Partner”), Tesoro Logistics LP (the “Partnership”), Tesoro Logistics Operations LLC (the “Operating Company”) and Tesoro Logistics Pipeline LLC (“TLP”). Pursuant to the Contribution Agreement, Tesoro, TRMC and TAC have agreed to contribute, through the General Partner and the Partnership to the Operating Company or TLP, as applicable, the assets described below (the “Assets”):

•	TAC’s two-lane truck terminal, and six storage tanks with approximately 213,000 barrels of storage capacity, located in Nikiski, Alaska (collectively, the “Nikiski Assets”);

•
all of Tesoro’s membership interests (the “TAPC Equity”) in Tesoro Alaska Pipeline Company LLC, a wholly-owned subsidiary of Tesoro, which owns the 69-mile common carrier refined products pipeline running outbound from TAC’s Nikiski Terminal;

•
TRMC’s two-lane, clean products truck terminal, two-lane light ends truck terminal, a light ends rail loading and unloading facility, and four crude and black oil storage tanks with a shell capacity of approximately 1,500,000 barrels, all located at TRMC’s refinery in Anacortes, Washington (collectively, the “Anacortes Assets”);

•
TRMC’s three-lane, clean products truck terminal, two-lane, light ends truck terminal and a light ends rail loading and unloading facility, all located at TRMC’s refinery in Martinez, California (collectively, the “Martinez Assets”); and

•	certain related assets used in connection with the foregoing assets.

The consideration for the Assets will total approximately $270 million. The contribution pursuant to the Contribution Agreement will be made in two stages.

In the first stage, TRMC and TAC will contribute the Nikiski Assets, the Anacortes Assets and the Martinez Assets to the General Partner in exchange for additional membership interests in the General Partner. The General Partner will contribute such assets to the Partnership in consideration of the receipt by the General Partner of $214.4 million from the Partnership in cash, partly financed with borrowings under the Partnership's revolving credit facility, and the issuance of equity securities of the Partnership with a combined fair value of $27 million. The equity will be comprised of a sufficient number of general partner units to maintain the General Partner's 2% general partner interest in the Partnership and the remainder in common units. The Partnership will then contribute such assets to the Operating Company.

In the second stage, upon receiving the required regulatory approval from the Regulatory Commission of Alaska to contribute the TAPC Equity, Tesoro will contribute the TAPC Equity to the General Partner in exchange for additional membership interests in the General Partner. The General Partner will contribute such assets to the Partnership in consideration of the receipt by the General Partner of $28.6 million in cash, which may be partly financed with borrowings under the Partnership's revolving credit facility. The Partnership will then contribute the TAPC Equity to the Operating Company and the Operating Company will contribute the TAPC Equity to TLP, each as a capital contribution.

In connection with the Contribution Agreement, TAC, TRMC, the General Partner, the Partnership and the Operating Company, as applicable, agree to enter into the certain commercial and real estate agreements at the closing of the transaction, and for the agreements to which the General Partner and the Partnership are parties, they agree to contribute their interests in such agreements to the Operating Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 23, 2014, the Company issued a press release announcing the execution of the Contribution Agreement (the “Press Release”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Contribution, Conveyance and Assumption Agreement, dated as of June 23, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, Tesoro Logistics Operations LLC and Tesoro Logistics Pipelines LLC.

99.1	Press Release dated as of June 23, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2014

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
10.1
Contribution, Conveyance and Assumption Agreement, dated as of June 23, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, Tesoro Logistics Operations LLC and Tesoro Logistics Pipelines LLC.

99.1	Press Release dated as of June 23, 2014.

5